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                                                                      EXHIBIT 23



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in the following Registration
Statements of FMC Corporation and in the related Prospectuses of our report dated January 23, 1995 with respect to the financial statements of United Defense, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 1994:

     Form S-3 Registration Statement (Registration No. 33-45648)

     Form S-8 Registration Statement (Registration No. 33-10661)

     Form S-8 Registration Statement (Registration No. 33-7749)



                                                   ERNST & YOUNG LLP



Washington, DC
March 22, 1995
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The Board of Directors
FMC Corporation:

We consent to incorporation by reference in Registration Statement No. 33-7749 and Registration Statement No. 33-10661 on Forms S-8 and Registration Statement No. 33-45648 on Form S-3 of FMC Corporation and consolidated subsidiaries of our report dated January 23, 1995, relating to the consolidated balance sheets of FMC Corporation and consolidated subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 annual report on Form 10-K of FMC Corporation and consolidated subsidiaries.

KPMG Peat Marwick LLP

Chicago, Illinois
March 24, 1995